Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (nos. 333-76011, 333-89267, 333-94123 and 333-40682) of Factory 2-U
Stores, Inc. and in the related Prospectus of our report dated February 24, 2003, with respect to the financial statements and schedule of Factory 2-U Stores, Inc. included in this Annual Report (Form 10-K) for the year ended February 1, 2003.




/s/ ERNST & YOUNG LLP

San Diego, California
April 29, 2003